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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 14, 1999
                                                  -----------------


                                  PROVANT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                      000-23989                 04-3395167
----------------------------          -----------              -------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


         67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110
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       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (617) 261-1600
                                                           --------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS

         On December 14, 1999, PROVANT, Inc. (the "Company") acquired by merger Senn-Delaney Leadership Consulting Group, Inc. and Senn-Delaney Leadership Consulting U.K., Ltd. (together, "Senn-Delaney Leadership"), for an aggregate purchase price of 2,168,286 shares of the Company's common stock. In connection with the merger, the Company also assumed outstanding Senn-Delaney Leadership options that were converted into options to purchase an aggregate of 352,212 shares of the Company's common stock. The purchase price paid by PROVANT in the acquisition was determined as the result of arm's-length negotiations between PROVANT and the principals of Senn-Delaney Leadership. The acquisition of Senn-Delaney Leadership will be accounted for as a pooling-of-interests.

         The Company has agreed to register under the Securities Act of 1933, as amended, the resale of forty percent of the shares of common stock acquired by the former shareholders of Senn-Delaney Leadership in connection with the acquisition.

         Senn-Delaney Leadership, based in Long Beach, California, specializes in creating organizational and team effectiveness at the senior executive level, including assisting senior management in fostering the success of mergers and acquisitions by aligning the newly merged organization. Senn-Delaney Leadership also assists CEOs and executive teams in creating strategic change throughout their organization, creating high performance work teams, building a winning culture, and developing their future leaders.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PROVANT, INC.


                                     By: /s/ Rajiv Bhatt
                                         -------------------------------------
                                         Rajiv Bhatt, Executive Vice President




Date: January 21, 2000



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